LOAN AND SECURITY AGREEMENT


                                 by and between


                             ONEITA INDUSTRIES, INC.

                              ONEITA-KINSTON CORP.


                                       and


                          FOOTHILL CAPITAL CORPORATION


                        Dated as of ______________, 1998









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                                TABLE OF CONTENTS




                                                                         Page(s)
1.    DEFINITIONS AND CONSTRUCTION.......................................  1
      1.1      Definitions...............................................  1
      1.2      Accounting Terms.......................................... 24
      1.3      Code...................................................... 24
      1.4      Construction.............................................. 24
      1.5      Schedules and Exhibits.................................... 25

2.    LOAN AND TERMS OF PAYMENT.......................................... 25
      2.1      Revolving Advances........................................ 25
      2.2      Letters of Credit......................................... 26
      2.3      Supplemental Advances..................................... 30
      2.4      [Intentionally omitted]................................... 30
      2.5      Overadvances.............................................. 31
      2.6      Interest and Letter of Credit Fees:  Rates, Payments, and
               Calculations.............................................. 31
      2.7      Collection of Accounts.................................... 32
      2.8      Crediting Payments; Application of Collections............ 33
      2.9      Designated Account........................................ 33
      2.10     Maintenance of Loan Account; Statements of Obligations.... 34
      2.11     Fees...................................................... 34
      2.12     Eurodollar Rate Loans..................................... 35
      2.13     Illegality................................................ 36
      2.14     Requirements of Law....................................... 37
      2.15     Taxes..................................................... 39
      2.16     Indemnity................................................. 41
3.    CONDITIONS; TERM OF AGREEMENT...................................... 42
      3.1      Conditions Precedent to the Initial Advance or
               Letter of Credit.......................................... 42
      3.2      Conditions Precedent to all Advances, all Supplemental
               Advances and all Letters of Credit........................ 44
      3.3      Conditions Subsequent..................................... 45
      3.4      Term; Automatic Renewal................................... 45
      3.5      Effect of Termination..................................... 45
      3.6      Early Termination by Borrower............................. 46
      3.7      Termination Upon Event of Default......................... 46

4.    CREATION OF SECURITY INTEREST...................................... 46
      4.1      Grant of Security Interest................................ 46
      4.2      Negotiable Collateral..................................... 47
      4.3      Collection of Proceeds of Inventory, Accounts, and Certain
               Negotiable Collateral..................................... 47

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      4.4      Delivery of Additional Documentation Required............. 47
      4.5      Power of Attorney......................................... 47
      4.6      Right to Inspect.......................................... 48

5.    REPRESENTATIONS AND WARRANTIES..................................... 48
      5.1      No Encumbrances........................................... 48
      5.2      Eligible Accounts......................................... 49
      5.3      Eligible Inventory........................................ 49
      5.4      Equipment................................................. 49
      5.5      Location of Inventory and Equipment....................... 49
      5.6      Inventory Records......................................... 49
      5.7      Location of Chief Executive Office; FEIN.................. 49
      5.8      Due Organization and Qualification; Subsidiaries.......... 49
      5.9      Due Authorization; No Conflict............................ 50
      5.10     Litigation................................................ 51
      5.11     No Material Adverse Change. .............................. 51
      5.12     Solvency.................................................. 51
      5.13     Employee Benefits......................................... 51
      5.14     Environmental Condition................................... 52
      5.15     Brokerage Fees............................................ 52

6.    AFFIRMATIVE COVENANTS.............................................. 52
      6.1      Accounting System......................................... 52
      6.2      Collateral Reporting...................................... 53
      6.3      Financial Statements, Reports, Certificates............... 53
      6.4      Tax Returns............................................... 55
      6.5      [Intentionally omitted]................................... 55
      6.6      Returns................................................... 55
      6.7      Title to Equipment........................................ 55
      6.8      Maintenance of Equipment.................................. 55
      6.9      Taxes..................................................... 55
      6.10     Insurance................................................. 56
      6.11     No Setoffs or Counterclaims............................... 57
      6.12     Location of Inventory and Equipment....................... 58
      6.13     Compliance with Laws...................................... 58
      6.14     Employee Benefits......................................... 58
      6.15     Leases.................................................... 59
      6.16     Brokerage Commissions. ................................... 59
      6.17     Chief Executive Officer................................... 59

7.    NEGATIVE COVENANTS................................................. 59
      7.1      Indebtedness.............................................. 60
      7.2      Liens..................................................... 60
      7.3      Restrictions on Fundamental Changes....................... 60
      7.4      Disposal of Assets........................................ 61

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      7.5      Change Name............................................... 61
      7.6      Guarantee................................................. 61
      7.7      Nature of Business........................................ 61
      7.8      Prepayments and Amendments................................ 61
      7.9      Change of Control......................................... 61
      7.10     Consignments.............................................. 62
      7.11     Distributions............................................. 62
      7.12     Accounting Methods........................................ 62
      7.13     Investments............................................... 62
      7.14     Transactions with Affiliates.............................. 62
      7.15     Suspension................................................ 63
      7.16     [Intentionally omitted]................................... 63
      7.17     Use of Proceeds........................................... 63
      7.18     Change in Location of Chief Executive Office; Inventory
               and Equipment with Bailees................................ 63
      7.19     No Prohibited Transactions Under ERISA.................... 63
      7.20     Financial Covenant........................................ 64
      7.21     Capital Expenditures...................................... 64

8.    EVENTS OF DEFAULT.................................................. 64

9.    FOOTHILL'S RIGHTS AND REMEDIES..................................... 67
      9.1      Rights and Remedies....................................... 67
      9.2      Remedies Cumulative....................................... 69

10.   TAXES AND EXPENSES................................................. 69

11.   WAIVERS; INDEMNIFICATION........................................... 70
      11.1     Demand; Protest; etc...................................... 70
      11.2     Foothill's Liability for Collateral....................... 70
      11.3     Indemnification........................................... 70

12.   NOTICES............................................................ 71

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................... 72

14.   DESTRUCTION OF BORROWER'S DOCUMENTS................................ 72

15.   GENERAL PROVISIONS................................................. 73
      15.1     Effectiveness............................................. 73
      15.2     Successors and Assigns.................................... 73
      15.3     Section Headings.......................................... 73
      15.4     Interpretation............................................ 73
      15.5     Severability of Provisions................................ 73
      15.6     Amendments in Writing..................................... 73

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      15.7     Counterparts; Telefacsimile Execution..................... 74
      15.8     Revival and Reinstatement of Obligations.................. 74
      15.9     Integration............................................... 74
                             SCHEDULES AND EXHIBITS


Schedule E-1                        Eligible Inventory Locations
Schedule I-1                        IDB Equipment
Schedule P-1                        Permitted Dispositions
Schedule P-2                        Permitted Liens
Schedule P-3                        Permitted Priority Liens
Schedule R-1                        Real Property Collateral
Schedule 5.8                        Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.13                       ERISA Benefit Plans
Schedule 5.14                       Environmental Disclosures
Schedule 6.12                       Location of Inventory and Equipment
Schedule 7.1                        Permitted Indebtedness

Exhibit C-1                         Form of Compliance Certificate
Exhibit D-1                         Form of Deposit Account Security Agreement
Exhibit I-1                         Form of Intercreditor Agreement
Exhibit P-1                         Form of Plan of Reorganization
Exhibit S-1                         Form of Stock Pledge Agreement
Exhibit S-2                         Form of Suretyship Agreement
Exhibit T-1                         Form of Trademark Security Agreement
Exhibit V-1                         Form of VCOC Letter




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



                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of ___________, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, ONEITA INDUSTRIES, INC., a Delaware corporation ("Oneita"), with its chief executive office located at 4130 Faber Place Drive, Suite 200, Charleston, South Carolina 29405, and ONEITA- KINSTON CORP., a North Carolina corporation ("Kinston"), with its chief executive office located at 4130 Faber Place Drive, Suite 200, Charleston, South Carolina 29405.

         The parties agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

     "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Accounts Component" means, as of any date of determination, the amount of the component of the Borrowing Base determined pursuant to Section 2.1(a)(x).

     "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "Advances" has the meaning set forth in Section 2.1(a). An Advance is not a Supplemental Advance, but is an Obligation.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Andrews Real Property" means the Real Property owned by Borrower in Andrews, South Carolina.

     "Applicable Percentage" means: (a) with respect to Eligible Not- In-Transit Finished Goods, 60%; (b) with respect to Eligible In-Transit Finished Goods, 55%; (c) with respect to Eligible Raw Materials, 40%; (d) with respect to Eligible Piece Goods, 30%; and (e) with respect to Eligible Work-In-Process, 25%.

     "Atlanta Distribution Center" means the distribution center maintained by Borrower in the vicinity of Atlanta, Georgia, as more particularly identified on Schedule E-1.

     "Authorized Person" means any officer or other employee of Borrower.

     "Availability" means, as of any date of determination, the aggregate amount of Advances Borrower would be entitled to borrow on such date under the terms of this Agreement (including Section 2.1) after taking into account all outstanding Obligations.

     "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) the sum of (i) the average aggregate Daily Balance of Advances and Supplemental Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

     "Bank Group" means those Persons holding "Old Revolving Credit Lender Claims" immediately prior to the "Effective Date" as those terms are defined in the Plan of Reorganization.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.


     "Base Net Worth" means the greater of (a) $1,000,000, and (b) the actual net worth of Oneita and its consolidated Subsidiaries, on a consolidated basis, in accordance with GAAP, on the Net Worth Covenant Commencement Date.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "Borrower" means Oneita and Kinston, and each of them, and either of them, jointly and severally. Following any merger of Kinston into Oneita, with Oneita to be the surviving corporation, or any dissolution of Kinston and distribution of its assets to Oneita, Borrower shall mean Oneita.

     "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Borrowing Base" has the meaning set forth in Section 2.1(a).

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Foothill or an Affiliate or transferee of Foothill becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors. The Permitted Combination shall not constitute a Change of Control.

     "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

     "Code" means the New York Uniform Commercial Code.

     "Collateral" means each of the following:

          (a) the Accounts,

          (b) Borrower's  Books,

          (c) the Equipment  except for and excluding the IDB Equipment,

          (d) the General Intangibles,

          (e) the Inventory,

          (f) the Negotiable Collateral,

          (g) the Real Property Collateral,

          (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

          (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing items (a) through (h), or any portion thereof or interest therein, and the proceeds thereof.

The foregoing notwithstanding, "Collateral" shall not include any Stock of any foreign Subsidiary of Borrower.

     "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

     "Collateral Agent" has the meaning ascribed to such term in the Note Purchase Agreement.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Combined   Availability"   means,   as  of  any  date  of   determination,
Availability plus Supplemental Availability.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the principal financial officer of Borrower to Foothill. "Cullman Distribution Center" means the distribution center maintained by Borrower in the vicinity of Cullman, Alabama, as more particularly identified on Schedule E-1.

     "Daily Balance" means, with respect to any Obligation, the amount of such Obligation owed at the end of a given day.

     "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code. Without limitation of the foregoing, any determination by Foothill that Foothill deems itself insecure must be based on a good faith belief by Foothill that one or more of the following circumstances exists: (a) that the priority of Foothill's Liens on the Collateral is materially impaired from Foothill's priority as of the Closing Date; (b) that the prospects of repayment by Borrower of the Obligations have been materially impaired since the Closing Date; or (c) that Borrower has engaged in fraud, material misrepresentation, or defalcation. The foregoing notwithstanding, if Borrower's consolidated financial results of operations and financial condition are in substantial compliance with the projections of Borrower most recently furnished to Foothill prior to the date of filing of Oneita's Chapter 11 bankruptcy case, then such financial results of operations and financial condition shall not be considered as factors by Foothill in determining whether Foothill deems itself insecure, and shall not be relevant to such determination.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Deposit Account Security Agreement" means a Deposit Account Security Agreement in the form of Exhibit D-1, executed and delivered by Borrower to Foothill.

     "Designated Account" means account number 60872058 of Oneita maintained with the Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

     "Designated Account Bank" means SouthTrust Bank of Alabama, N.A., whose office is located at 420 North 20th Street, Birmingham, Alabama 35203, and whose ABA number is 062000080.

     "Designated Existing Lenders" means the Existing Lenders referred to in clause (b) of the definition of "Existing Lenders" herein.

     "Dilution" means, in each case based upon the experience of the immediately prior twelve months, the result of dividing the Dollar amount of (a) bad debt writeoffs (including partial writeoffs, net of recoveries), discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.00%.

     "DIP Agreement" means that certain Loan and Security Agreement entered into in or about December, 1997, between Foothill and Oneita, with respect to the provision by Foothill of credit facilities to Oneita as a debtor-in-possession during Oneita's Chapter 11 bankruptcy case, as it may from time to time be or have been amended, modified, supplemented, or restated.

     "DIP Event of Default" means an "Event of Default" as defined in the DIP Agreement.

     "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

     "Dollars or $" means United States dollars.

     "Early Termination Premium" has the meaning set forth in Section 3.6.

     "Effective Date" means the "effective date" of the Plan of Reorganization, as defined therein.

     "Eligible Accounts" means those Accounts (net of unapplied cash and net of interest charges) created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

     (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 60 days;

     (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

     (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

     (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold (except to the extent that Borrower has obtained from the Account Debtor a "bill and hold" letter in form reasonably acceptable to Foothill), or other terms by reason of which the payment by the Account Debtor may be conditional;

     (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

     (f) Accounts in excess of $200,000 in the aggregate with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

     (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff (including, without limitation, debit memos and chargebacks), has disputed its liability, or has made any claim with respect to the Account, in each case to the extent of such contra claim, setoff, or dispute;

     (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts (except that with respect to not more than two Account Debtors of Borrower at any one time, as they may be designated by Borrower with Foothill's approval from time to time, which approval of Foothill shall not unreasonably be withheld, provided that Foothill shall be entitled to consider, in granting or withholding such approval, the payment histories and creditworthiness of such proposed Account Debtors, and which such two Account Debtors, as of the Closing Date, are San Mar Corporation and Kayman Inc., the concentration percentage limit shall be 20% each, rather than 10% each, provided that the combined concentration percentage limit for both such Account Debtors, at any given time, shall not exceed 35% in the aggregate), to the extent of the obligations owing by such Account Debtor in excess of such percentages;

     (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

     (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor (except to the extent that the transaction giving rise to the Account is a "bill and hold" transaction and Borrower has obtained from the Account Debtor a "bill and hold" letter in form reasonably acceptable to Foothill), the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

     (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

     (m) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

     (n) "Manual" Accounts (such as non-trade Accounts or rent due from subtenants); and

     (o) Accounts that are not subject to a valid and perfected first priority security interest in favor of Foothill (except to the extent, if any, that Foothill in its discretion has elected to include such Accounts as Eligible Accounts and reserve for any senior Liens thereon pursuant to Section 2.1(b));

     "Eligible In-Transit Finished Goods" means Eligible Inventory of the type referred to in clause (b) of the definition of Eligible Inventory.

     "Eligible Inventory" means Inventory consisting of: (a) first quality Not-In-Transit Finished Goods held for sale in the ordinary course of Borrower's business; (b) first quality In-Transit Finished Goods which upon receipt at the Atlanta Distribution Center or the Cullman Distribution Center will be held for sale in the ordinary course of Borrower's business, provided that, to the extent any such In- Transit Finished Goods are located outside the United States, they shall constitute Eligible Inventory while located outside the United States only to the extent that Foothill's security interest therein is perfected by notice to the bailees, customs brokers, or carriers in possession thereof while they are in transit, receipt of which notice has been acknowledged by such bailees, customs brokers, or carriers; (c) Raw Materials held for the production of Finished Goods; (d) Piece Goods held for the production of Finished Goods; and
(e) Work-In-Process which, when completed, will constitute Finished Goods; in each case (except for clause (b) above) that is located at one or more of

Borrower's owned or leased premises located in the United States identified on Schedule E-1 (or, in the case of clause (b), in transit to the Atlanta Distribution Center or the Cullman Distribution Center), that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. At any point in time, an item of Inventory shall only be included under one of clauses (a) through (e) above. An item of Inventory shall not be included in Eligible Inventory if:

     (i) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

     (ii) it is not subject to a valid and perfected first priority security interest in favor of Foothill (except to the extent, if any, that Foothill in its discretion has elected to include such Inventory as Eligible Inventory and reserve for any senior Liens thereon pursuant to Section 2.1(b));

     (iii) it consists of goods returned or rejected by Borrower's customers, unless such returned or rejected goods are Finished Goods that have been inspected by Borrower and determined to be of first quality and suitable for sale in the ordinary course of business as such, and have been reintegrated with the other Not-In- Transit Finished Goods of Borrower;

     (iv) it is obsolete or slow moving (collectively  defined as the greater of
(A) Borrower's book reserves for obsolete or slow moving inventory, (B) Inventory held in excess of 12 months, and (C) 20% of Not-In-Transit Finished Goods (which percentage may be removed or diminished from time to time by Foothill based on appraisals and/or evidence provided by the Borrower, with such percentage being determined by Foothill to be adequate and appropriate), a restrictive or custom item, or constitutes spare parts, packaging and shipping materials, labels and/or boxes, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person (other than a Permitted Lien with priority junior to that of the Lien of Foothill), bill and hold goods, defective goods or "seconds" not readily salable in the ordinary course of business as "irregulars," or Inventory acquired or held on consignment; or

     (v) it is commingled with, or not segregated from, consigned goods or goods belonging to Persons other than Borrower, or it is otherwise not subject to proper inventory controls in the reasonable judgment of Foothill.

     "Eligible Not-In-Transit Finished Goods" means Eligible Inventory of the type referred to in Clause (a) of the definition of Eligible Inventory.

     "Eligible Piece Goods" means Eligible Inventory of the type referred to in Clause (d) of the definition of Eligible Inventory.

     "Eligible Raw Materials" means Eligible Inventory of the type referred to in Clause (c) of the definition of Eligible Inventory.

     "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having net worth in excess of $50,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having net worth in excess of $50,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having net worth in excess of $25,000,000; and (d) any Affiliate (other than individuals) of Foothill.

     "Eligible Work-in-Process" means Eligible Inventory of the type referred to in Clause (e) of the definition of Eligible Inventory.

     "Enhanced Inventory Component" means, as of any date of determination, the amount that the Inventory Component of the Borrowing Base would be if the Borrowing Base were recalculated on such date in accordance with Section 2.1 (including application of any relevant caps, reserves, and sublimits), but (1) using 63.5% as the Applicable Percentage for each category of Inventory included within the definition of Eligible Inventory rather than using the lower percentages stated in the definition of "Applicable Percentage," and (2) using
2.00 rather than 1.50 as the factor by which to multiply the Accounts Component in subsection 2.1(a)(y)(iii).

     "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Foothill (or its Affiliates) by major banks in the London interbank market (or other Eurodollar Rate market selected by Foothill (or its Affiliates) if Foothill (or its Affiliates) reasonably determines that the London interbank market has ceased to be a suitable interbank market for the designation of offshore United States dollar deposit interest rates) on or about 2:00 p.m. (New York time) 2 Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     "Eurodollar Rate Loans" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

     "Event of Default" has the meaning set forth in Section 8.

     "Existing Lenders" means (a) Foothill, with respect to the $10,000,000 debtor-in-possession facility extended by Foothill to Oneita during Oneita's Chapter 11 bankruptcy case, and (b) the Bank Group and Prudential, to the extent of $15,000,000 in the aggregate of claims held by the Bank Group and Prudential.

     "FEIN" means Federal Employer Identification Number.

     "Finished Goods" means Inventory that has been assembled and packaged into cartons for transportation to the Atlanta Distribution Center (for activewear) or the Cullman Distribution Center (for infantwear) for bagging and packaging into dozens and half dozens, or that is at such distribution centers.

     "Foothill" has the meaning set forth in the preamble to this Agreement.

     "Foothill Account" has the meaning set forth in Section 2.7.

     "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; reasonable out-of-pocket fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower under the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; actual out-of-pocket costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); actual out-of-pocket charges paid or incurred by Foothill resulting from the dishonor of checks; reasonable out-of-pocket costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Foothill in examining Borrower's Books; reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or
Foothill's relationship with Borrower, except for any costs or expenses resulting from the gross negligence or willful misconduct of Foothill; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable local counsel fees, and reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "Foothill Funds" means Foothill Partners II, L.P. and/or Foothill Partners III, L.P.

     "Foothill Primary Collateral" means that portion of the Collateral in which the Lien of Foothill has priority over the Lien of the Collateral Agent, for the benefit of Designated Existing Lenders, pursuant to the provisions of the Intercreditor Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of Borrower's present and future general intangibles (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims).

     "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "IDB Equipment" means the Equipment of Borrower subject to existing Liens in connection with industrial development bonds, as more particularly identified on Schedule I-1.

     "Indebtedness"  means:  (a) all obligations of Borrower for borrowed money,
(b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intercreditor   Agreement"  means  an  Intercreditor   Agreement   between
Foothill, the Collateral Agent, and Designated Existing Lenders, and consented to by Borrower, in the form attached hereto as Exhibit I-1.

     "Interest Period" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date 1, 2, or 3 months thereafter, as selected by Borrower and notified to Foothill pursuant to Section 2.1(c), and as further provided in Section 2.12(a)&(b).

     "In-Transit Finished Goods" means Finished Goods that are in transit from the domestic United States, Jamaican, or Mexican facilities of Borrower or its Subsidiaries to the Atlanta Distribution Center or the Cullman Distribution Center, and, in the case of any such goods that are located outside the United States, that are in the possession of a bailee, customs broker, or carrier.

     "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Inventory Component" means, as of any date of determination, the amount of the component of the Borrowing Base determined pursuant to Section 2.1(a)(y).

     "Inventory Reserves" means reserves (determined from time to time by Foothill in its discretion but without duplication) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition or transportation of Eligible Inventory by Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Eligible Inventory sold to Borrower.

     "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Kinston" has the meaning set forth in the introductory paragraph of this Agreement.

     "L/C" has the meaning set forth in Section 2.2(a).

     "L/C Guaranty" has the meaning set forth in Section 2.2(a).

     "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

     "Letter of Credit Usage" means the sum of (a) the undrawn amount of outstanding Letters of Credit plus (b) the amount of unreimbursed drawings under Letters of Credit.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Mortgage, the Suretyship Agreement, the VCOC Letter, the Stock Pledge Agreement, the Deposit Account Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower and payable to Foothill in connection with this Agreement, and any other agreement entered into, now or in the future, in connection with this Agreement.

     "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

     "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

     "Lockbox Banks" means _____________________.

     "Lockboxes" has the meaning set forth in Section 2.7.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Oneita and its consolidated Subsidiaries, on a consolidated basis, occurring after the Closing Date, (b) the material impairment of the ability of Oneita and its consolidated Subsidiaries, on a consolidated basis, to perform their obligations under the Loan Documents to which they are a party or of Foothill to enforce the Obligations or realize upon the Collateral, occurring after the Closing Date, or (c) a material impairment of the priority of Foothill's Liens with respect to the Collateral. The foregoing notwithstanding, if Borrower's consolidated financial results of operations and financial condition are in substantial compliance with the projections of Borrower most recently furnished to Foothill prior to the date of filing of Oneita's Chapter 11 bankruptcy case, then such financial results of operations and financial condition shall not be considered as factors by Foothill in determining whether a Material Adverse Change has occurred, and shall not be relevant to such determination.

     "Maturity Date" means, as of any date of determination thereof, the date that this Agreement is then scheduled to terminate pursuant to Section 3.4.

     "Maximum Amount" means $35,000,000.

     "Maximum Revolving Amount" means $31,000,000.

     "Maximum Supplemental Amount" means $4,000,000.

     "Mortgage" means a mortgages executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumbers the Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

     "Net Worth Covenant Commencement Date" means, if the Effective Date is the last day of a fiscal month of Borrower, the Effective Date, or, otherwise, the first day to occur after the Effective Date that is the last day of a fiscal month of Borrower.

     "Net Worth Testing Dates" means the last day of each fiscal quarter of Borrower, commencing with the first such date to occur on or after the Closing Date (which dates, as of the Closing Date, are the last days of each March, June, September, and December ending on or after the Closing Date).

     "Non-Reconciliation Reserve" means a reserve (determined from time to time by Foothill in its discretion but without duplication) for the amount of any unreconciled variance between, on the one hand, Borrower's Eligible Inventory as reflected by Borrower's perpetual inventory system and, on the other hand, Borrower's Eligible Inventory as reflected on Borrower's general ledger, which reserve shall be determined by category of Eligible Inventory and deducted, by category, prior to multiplication by the Applicable Percentages and prior to application of any relevant sublimits.

     "Not-In-Transit Finished Goods" means Finished Goods that have been received at the Atlanta Distribution Center or the Cullman Distribution Center and that are not in transit.

     "Note Purchase Agreement" shall have the meaning ascribed to such term in the Intercreditor Agreement.

     "Obligations" means all loans, Advances, Supplemental Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including the Early Termination Premium, if applicable), reimbursement or indemnity obligations (including any such obligations with respect to Letters of Credit), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), charges, costs, Foothill Expenses, guaranties, covenants, and duties owing by Borrower to Foothill, in each case of any kind and description in any way arising under or related to the Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Obligor" means either of Oneita or Kinston.

     "Oneita" has the meaning set forth in the introductory paragraph of this Agreement.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents. "Participant" includes, without limitation, the Foothill Funds with respect to the Supplemental Liquidity Facility.

     "Pay-Off/Paydown Letters" means letters, in form and substance reasonably satisfactory to Foothill, from Existing Lenders respecting the amount necessary to repay in full, in the case of Foothill with respect to the debtor in possession financing provided by Foothill to Oneita during its Chapter 11 bankruptcy case, and in part, in the case of Designated Existing Lenders, the obligations of Borrower owing to Existing Lenders; provided that, subject to Availability hereunder, outstanding "Letters of Credit" under the Loan and Security Agreement with Foothill as an Existing Lender may be assumed hereunder and be deemed Letters of Credit issued hereunder as opposed to being terminated, released, or paid in full.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Combination" means either (a) the merger of Kinston with and into Oneita, with Oneita the surviving corporation, or (b) the dissolution of Kinston and transfer of all its assets to Oneita (subject to the Liens of Foothill in such assets). "Permitted Disposition" means a disposition of Andrews Real Property, or Collateral described on Schedule P-1.

     "Permitted Investments" means (a) direct obligations of the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, or obligations fully guaranteed by the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, in each case denominated in Dollars and maturing within one (1) year from the date of creation thereof, (b) commercial paper, denominated in Dollars, issued by a corporation (other than Borrower or any Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia maturing within one (1) year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency, (c) time deposits denominated in Dollars and maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of America of any bank or trust company which is organized under the laws of the united States of America or any state thereof and has capital, surplus, and undivided profits aggregating at least $500,000,000, and/or (d) shares of any money market mutual fund holding only obligations denominated in Dollars rated at least AAAm or the equivalent thereof by Standard & Poor's Corporation or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc.; provided that, to the extent any such investment is made with Collateral, such investment shall not be a Permitted Investment unless the security interest of Foothill therein is perfected.

     "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-2, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under this Agreement and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset,
(e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or
(ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not cause or result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitment for title insurance or title reports issued in connection with the Mortgage, as accepted by Foothill, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and (l) property taxes due and owing on the Real Property Collateral that do not materially impair the value of Foothill's Lien thereon or therein and so long as the relevant governmental taxing authority is not taking action to enforce the tax lien.

     "Permitted Priority Liens" means the subset of Permitted Liens consisting of those described in clauses (b), (d), (e), (j), (k), and (l) of the definition of Permitted Liens, and those identified on Schedule P-3, collectively being those Permitted Liens that are entitled to have priority over the Liens of Foothill with respect to the affected Collateral.

     "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, pro vided that (a) a reserve with respect to such obligation is
established   on  the  books  of  Borrower  in  an  amount  that  is  reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

     "Person"  means  and  includes  natural  persons,   corporations,   limited
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

     "Piece Goods" means rolls of fabric produced from Raw Materials, prior to being cut, and which may be in the form of untouched gray, bleached, or dyed fabric.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

     "Plan of Reorganization" means the Plan of Reorganization of Oneita Industries, Inc. under Chapter 11 of the Bankruptcy Code, dated _____________, 199_, in substantially the form attached hereto as Exhibit P-1.

     "Prudential" means The Prudential Insurance Company of America.

     "Raw Materials" means yarns, dyes, thread, chemicals, labels, and supplies.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

     "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

     "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

     "Reference Rate Loan" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

     "Renewal Date" has the meaning set forth in Section 3.4.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Required Net Worth Amount" means, as of any date of determination thereof:
(a) The Base Net Worth minus $4,500,000; plus (b) The amount that is the product of (y) $150,000 times (z) the number of months that have elapsed, as of and including such date of determination, since the Effective Date (which number of elapsed months, if not a whole number, shall be truncated downward to the nearest whole number, e.g., if more than four, and less than five, months have elapsed since the Effective Date, the number "4" would be multiplied times $150,000 in making the foregoing determination).

     "Requirement of Law" means, as to any Person, all (i) statutes and regulations and (ii) court orders and injunctions, arbitrators's decisions, and/or similar rulings, in each instance by any Governmental Authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person whose conduct such Person would be responsible.

     "Reserve Percentage" means and refers to, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Foothill (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Foothill or its Affiliates.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Stock Pledge Agreement" means a Stock Pledge Agreement in the form of Exhibit S-1, executed and delivered by Borrower to Foothill, with respect to the Stock of the Subsidiaries of Borrower (but not the Stock of the foreign Subsidiaries of Borrower except to the extent, if any, that the Collateral Agent has a Lien thereon).

     "Strathleven" means Oneita Strathleven, a Jamaican corporation, and a Subsidiary of Borrower.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Supplemental Advance" has the meaning set forth in Section 2.3(a). A Supplemental Advance is not an Advance, but is an Obligation.

     "Supplemental Availability" means, as of any date of determination, the aggregate amount of Supplemental Advances Borrower would be entitled to borrow on such date under the terms of this Agreement (including Section 2.3) after taking into account all outstanding Obligations, determined as if Borrower first had borrowed all Advances Borrower was entitled to borrow as of such date to the extent of the Availability on such date.

     "Supplemental Borrowing Base" means, as of any date of determination, the amount equal to the difference obtained by subtracting the Inventory Component from the Enhanced Inventory Component. "Supplemental Liquidity Facility" means the $4,000,000 facility provided for in Section 2.3.

     "Suretyship Agreement" means a Suretyship Agreement executed by Borrower in favor of Foothill, containing customary suretyship provisions and waivers in light of the co-obligor status of Oneita and Kinston, in the form attached hereto as Exhibit S-2.

     "Trademark Security Agreement" means a Trademark Security Agreement in the form of Exhibit T-1, executed and delivered by Borrower to Foothill.

     "VCOC Letter" means a letter in the form of Exhibit V-1 executed and delivered by Borrower for the benefit of the Foothill Funds as participants of Foothill in the Supplemental Liquidity Facility.

     "Voidable Transfer" has the meaning set forth in Section 15.8.

     "Work-In-Process" means fabric that has been cut from Piece Goods, prior to assembly into Finished Goods.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its consolidated Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT.

     2.1 Revolving Advances.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                    (x)  the  lesser  of  (i)  85%  of  Eligible
                  Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 75 day period; plus

                                    (y) the lowest of: (i) $23,000,000; (ii) the
                  Applicable Percentage times the difference between, on the one hand, the value of Eligible Inventory (determined by category, and subject to the following sublimits: $2,500,000 (after multiplication by the Applicable Percentage) with respect to Advances based on Eligible Raw Materials; $2,500,000 (after multiplication by the Applicable Percentage) with respect to Advances based on Eligible Piece Goods; $2,500,000 (after multiplication by the Applicable Percentage) with respect to Advances based on Eligible Work-In-Process; and $3,000,000 (after multiplication by the Applicable Percentage) with respect to Advances based on Eligible In-Transit Finished Goods) and, on the other hand, the sum of the aggregate amount of the Non-Reconciliation Reserve (deducted by category prior to multiplication by the Applicable Percentages and prior to application of any relevant sublimits) and the aggregate amount of the Inventory Reserves, with such Inventory Reserves amount being subtracted only from either the Eligible In-Transit Finished Goods component or Eligible Raw Materials component of Eligible Inventory, by category, prior to multiplication by the Applicable Percentages and prior to application of any relevant sublimits; and (iii) the Accounts Component times 1.50; minus

                                    (z)  the   aggregate   amount  of   reserves
                  (without duplication of other reserves), if any, established by Foothill under Section 2.1(b).

     (b) Anything to the contrary in Section 2.1(a) above notwith standing, Foothill may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default (i) if it determines that there has occurred a material and adverse change in the value of the Eligible Accounts or Eligible Inventory included within the Borrowing Base or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, occurring after the Closing Date, and/or (ii) to the extent of any Liens on any Collateral included in the Borrowing Base that have priority over the Liens of Foothill (provided that this clause shall not require Foothill to permit inclusion in the Borrowing Base of Collateral subject to senior Liens unless Foothill in its discretion elects to permit such inclusion).

     (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations (except for undrawn Letters of Credit, unaccrued contingent Obligations, and Supplemental Advances) to exceed the Maximum Revolving Amount minus Letter of Credit Usage. Each Advance shall be made upon Borrower's request (pursuant to the terms of Section 2.9), which request shall be irrevocable except as set forth in Section 2.12, specifying (i) the amount of the requested Advance; (ii) the requested funding date of such Advance; (iii) whether the Advance is to constitute a Eurodollar Rate Loan or a Reference Rate Loan; and (iv) if such Advance is to constitute a Eurodollar Rate Loan, the requested Interest Period therefor. If requested Advance constitutes a Eurodollar Rate Loan, such request must be delivered to Foothill no later than 2:00 p.m. (New York time) two Business Days prior to the requested funding date therefor.

     (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to provide a $5,000,000 subline under the Maximum Revolving Amount for the issuance of letters of credit for the account of Borrower (each, an "L/C") or for the issuance of guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

               (i) Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances;

               (ii) Letter of Credit Usage would exceed the Maximum Revolving Amount less the amount of outstanding Advances; or

               (iii) Letter of Credit Usage would exceed $5,000,000.

Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees; however, Foothill will use reasonable efforts to cause its Affiliate, Norwest Bank Minnesota, National Association, to issue such letters of credit. Borrower and Foothill acknowledge that certain "Letters of Credit" may be outstanding on the Closing Date under the debtor-in-possession facility provided by Foothill, as an Existing Lender, to Oneita. Any obligations of Oneita with respect to such outstanding "Letters of Credit" hereby expressly are assumed by Borrower and shall become Obligations of Borrower on the Closing Date, and such "Letters of Credit" under the debtor-in-possession facility shall be deemed and shall become Letters of Credit hereunder on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion, it being understood that a provision in a Letter of Credit for automatic extensions of the expiration date for additional periods of up to one year each shall not be prohibited under the foregoing provision so long as such Letter of Credit provides that Foothill can cease such further automatic extensions by notice or by paying the Letter of Credit. If any Letter of Credit shall contain a provision authorizing Foothill (or the issuing bank, if it is not Foothill) to (i) send notice of its election not to have the Letter of Credit renew for further periods, (ii) send notice terminating the Letter of Credit prior to its scheduled expiration date, (iii) pay all or a portion of the Letter of Credit prior to drawing, or (iv) take other discretionary action, then Foothill agrees to take such action upon Borrower's written request so long as no Event of Default exists or would be continuing after giving effect to such request by Borrower and such action by Foothill (or the issuing bank, if it is not Foothill). If Foothill is obligated to advance funds under a Letter of Credit, then, and if there is Availability for Advances, Foothill and Borrower agree that such advances with respect to the Letter of Credit shall be charged as Advances to Borrower's Loan Account; to the extent that there is not
Availability for Advances but there is Supplemental Availability for Supplemental Advances, Foothill and Borrower agree that such advances with respect to the Letter of Credit shall be charged as Supplemental Advances to Borrower's Loan Account; otherwise, Borrower immediately shall reimburse such amounts to Foothill and, if Borrower fails to do so, the amounts so advanced immediately and automatically shall be treated as if they were Advances hereunder (even if such treatment would result in the existence of an Overadvance) and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

     (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit, except to the extent caused by the gross negligence or wilful misconduct of Foothill. Borrower agrees to be bound by the issuing bank's regulations and good faith interpretations of any Letters of Credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's good faith interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto agreed to in writing by Borrower, in each case except to the extent caused by the gross negligence or wilful misconduct of Foothill. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank (provided, however, that in no event shall Borrower indemnify, save, defend, or hold harmless Foothill or any issuing bank for any loss, cost, expense, or liability arising out of (i) the gross negligence or willful misconduct of Foothill or such issuing bank, or (ii) any claim brought by Borrower against Foothill or such issuing bank with respect to any Letter of Credit, any letter of credit issued by an issuing bank that is the subject of an L/C Guaranty, or any action, inaction, or transaction related to any thereof, where Borrower is the prevailing party; also, in no event will Foothill be required to issue any L/C Guaranty in favor of any issuing bank (other than Norwest Bank Minnesota, National Association) that requires Foothill to indemnify such issuing bank for any loss, cost, expense, or liability arising out of the gross negligence or willful misconduct of such issuing bank).

     (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application, provided that Foothill shall not authorize the waiver of documentary conditions to drawing a Letter of Credit expressly stated in such Letter of Credit without Borrower's approval. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit (i.e., the issuing bank may designate Borrower or Foothill or both as the "applicant" or "account party").

     (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

     (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under Letters of Credit (which maximum amount, for purposes of this paragraph, in the case of an L/C Guaranty issued by Foothill, shall not be deemed to exceed the amount available to be drawn under the underlying letter of credit that is the subject of the L/C Guaranty), or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

     (f) If by reason of (i) any change after the date hereof in any applicable law, treaty, rule, or regulation or any change after the date hereof in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any post-Closing Date direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

     (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

     (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section 2.6(a)(i) or (c)(i), as applicable. The good faith non-discriminatory determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.3 Supplemental Advances.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Supplemental Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Supplemental Amount, or (ii) the Supplemental Borrowing Base. Borrower shall not be entitled to request or receive Supplemental Advances unless the combined outstanding balance of Advances and Letter of Credit Usage equals the Maximum Revolving Amount. Absent an Event of Default, Supplemental Advances shall be repaid prior to Advances. Upon the occurrence and during the continuance of an Event of Default, as between Foothill and Borrower, all Collections, repayments, and proceeds of Collateral received by Foothill may be allocated by Foothill to the repayment or cash-collateralization of the Obligations by Foothill in such order as Foothill elects in its sole and absolute discretion, even if such allocation does not minimize Borrower's interest expense, or fees or other charges payable by Borrower. Borrower understands that the Foothill Funds may purchase a 100% participation interest in the Supplemental Advances, and that, under certain circumstances during the continuance of an Event of Default, Foothill may be entitled, as between itself and the Foothill Funds, to receive repayment of all Obligations other than the Supplemental Advances (and interest and fees or other charges with respect thereto) prior to the Foothill Funds becoming entitled to repayment of their investment with respect to the Supplemental Advances (and interest and fees or other charges with respect thereto), which entitlement may influence the order in which Foothill elects to cause the Obligations to be reduced, and which election may affect the amount of interest, fees, or other charges required to be paid by Borrower.

     (b) Foothill shall have no obligation to make Supplemental Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount, or the outstanding Supplemental Advances to exceed the Maximum Supplemental Amount or the Supplemental Borrowing Base. If Availability exists to borrow Advances while Supplemental Advances are outstanding, Borrower agrees that Foothill may, without prior request by Borrower, cause Advances to be made to the extent of Availability for the purpose of repaying outstanding Supplemental Advances. Except as specifically aforesaid, each Supplemental Advance shall be made upon Borrower's request (pursuant to the terms of Section 2.9), which request shall be irrevocable, specifying (i) the amount of the requested Supplemental Advance; and (ii) the requested funding date of such Supplemental Advance.

     (c) Amounts borrowed pursuant to this Section 2.3 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.4 [Intentionally omitted].

     2.5 Overadvances. If, at any time or for any reason, the aggregate amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1, 2.2, and/or 2.3 (except for unaccrued contingent Obligations other than Letter of Credit Usage) is greater than either the Dollar or percentage limitations set forth in Sections 2.1, 2.2, and/or 2.3 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, (except as otherwise provided in Section 2.3(a)) to repay Supplemental Advances outstanding under Section 2.3, second, to repay Advances outstanding under Section 2.1, and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

     2.6 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

     (a) Interest Rate. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and unaccrued contingent Obligations) shall bear interest as follows: (i) Each Eurodollar Rate Loan shall bear interest at a per annum rate of 3.00 percentage points above the Adjusted Eurodollar Rate; (ii) each Supplemental Advance shall bear interest at the fixed per annum rate of fifteen percent (15%); and (iii) all other such Obligations shall bear interest at a per annum rate of 1.00 percentage points above the Reference Rate.

     (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for Supplemental Advances, undrawn Letters of Credit, and unaccrued contingent Obligations) shall bear interest at a per annum rate equal to 3.00 percentage points above the Reference Rate, (ii) Supplemental Advances shall bear interest at a per annum rate equal to sixteen and one-half percent (16.5%), and (iii) the Letter of Credit Fee set forth in
Section 2.6(b) shall be increased to 3.25% per annum.

     (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.00% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (e) Payments. Interest in respect of Reference Rate Loans and Supplemental Advances and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on the last day of the Interest Period applicable thereto. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the -------------- fees and charges provided for in Section 2.11 (as and when accrued or incurred), and ------------ all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Reference Rate Loans hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Reference Rate Loans hereunder.

     (f) Computation. The Reference Rate as of the date of this Agreement is ____% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, proceeds of Accounts or Inventory, and Negotiable Collateral (to the extent, and only to the extent, that such Negotiable Collateral is proceeds of Accounts) of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source with respect to Accounts, proceeds of Accounts or Inventory, or Negotiable Collateral that is proceeds of Accounts, immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

     2.8 Crediting Payments; Application of Collections. Subject to Section 2.3(a), the receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for two (2) Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a)(iii) or Section 2.6(c)(i), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two (2) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances or Supplemental Advances, the effect of such clearance or float charge being the equivalent of charging two
(2) Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding: (a) any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 2:00 p.m. New York time. If any Collection item is received into the Foothill Account on a non-Business Day or after 2:00 p.m. New York time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business

Day; and (b) so long as no Event of Default has occurred and is continuing, Collections will only be applied to Obligations that are not Eurodollar Rate Loans, and to the extent that all such Obligations other than Eurodollar Rate Loans have been repaid, additional Collections will be, at Borrower's direction, returned to Borrower or applied to such Eurodollar Rate Loans subject to any required payments under Section 2.16(d).

     2.9 Designated Account. Foothill is authorized to make the Advances and Supplemental Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e).
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance or Supplemental Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances or Supplemental Advances made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing in reasonable detail the objections of Borrower to any such statements or items therein.

     2.11 Fees. Borrower shall pay to Foothill the following fees:

     (a) Agency Fee. On the earlier of the Closing Date and the date that Foothill issues a written commitment letter committing to provide the facilities provided for in this Agreement on the terms set forth in this Agreement, an agency fee of $215,000;

     (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Amount.

     (c) Annual Facility Fee. On the Closing Date, and on each anniversary of the Closing Date, an annual facility fee in an amount equal to 0.25% of the Maximum Amount;

     (d) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and, on each anniversary of the Closing Date, Foothill's customary fee of $1,000 per year for its loan documentation review; and

     (e) Collateral Management Fee. On the first day of each calendar month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a Collateral management fee payable in arrears with respect to the preceding calendar month in an amount equal to $3,000 per month.

     2.12 Eurodollar  Rate Loans.  Any other  provisions  herein to the contrary
notwithstanding,   the  following   provisions  shall  govern  with  respect  to
Eurodollar Rate Loans as to the matters covered:

     (a) Borrowing; Conversion; Continuation. Borrower may from time to time, on or after the Closing Date, request in a written or telephonic communication with
Foothill: (i) Advances to constitute Eurodollar Rate Loans (pursuant to Section 2.1(c)); (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor each of the following conditions is satisfied:

               (v) no Event of Default exists;

               (w) no more than five Interest Periods may be in effect at any one time;

               (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

               (y) Foothill shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Foothill and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

               (z) Foothill shall have received such request at least two Business Days prior to the proposed funding date therefor.

     Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Foothill shall determine under Sections 2.12(a), 2.13 or 2.14 that such Eurodollar Rate Loans cannot be made or continued.

     (b)  Determination  of Interest  Period.  By giving  notice as set forth in
Section  2.12(a),  the Borrower  shall have the option of selecting a 1 month, 2 month, or 3 month Interest Period for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions:

               (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

               (iii) if any Interest Period begins on the last Business Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iv) the Borrower may not select an Interest Period which expires later than the Maturity Date.

     (c) Automatic Conversion: Optional Conversion by Foothill. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Foothill has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.12(a). Any Eurodollar Rate Loan shall, at Foothill's option, upon notice to Borrower, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement shall terminate, and Borrower shall pay to Foothill any amounts required by Section 2.16 as a result thereof.

     2.13 Illegality. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Foothill to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of Foothill hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) Foothill's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow Foothill or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that Foothill shall determine that it is no longer so affected, Foothill will promptly notify Borrower, and upon receipt of such notice, the obligations of Foothill to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

     2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Foothill with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof

               (i) shall subject Foothill to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement or any Advance, or change the basis of taxation of payments to Foothill in respect thereof (except for taxes covered by Section
          2.15 and the establishment of a tax based on the net income of Foothill or changes in the rate of tax on the net income of Foothill);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances or other extensions of credit by, or any other acquisition of funds by, any office of Foothill; or

               (iii) shall impose on Foothill any other condition with respect to this Agreement or any Advance;


and the result of any of the foregoing is to increase the cost to Foothill, by an amount which Foothill in good faith deems to be material, of making, converting into, continuing, or maintaining Advances or to increase the cost to Foothill, by an amount which Foothill deems to be material, or to reduce any amount receivable hereunder in respect of Advances, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrower shall promptly pay Foothill, upon its demand, any additional amounts necessary to compensate Foothill for such increased cost or reduced amount receivable; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow Foothill or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If Foothill becomes entitled to claim any additional amounts pursuant to this Section 2.14, Foothill shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this
Section 2.14 submitted by Foothill to Borrower shall be conclusive in the absence of manifest error. If Borrower so notifies Foothill within 5 Business Days after Foothill notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.14, Borrower may convert all Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with Section
2.12 and,  additionally,  reimburse  Foothill  for any cost in  accordance  with
Section 2.16. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

     (b) If Foothill shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Foothill or any Person controlling Foothill with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on Foothill's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Foothill or such Person could have achieved but for such change or compliance (taking into consideration Foothill's or such Person's policies with respect to capital adequacy) by an amount deemed by Foothill to be material, then from time to time, after submission by Foothill to Borrower of a prompt written request therefor, Borrower shall pay to Foothill such additional amount or amounts as will compensate Foothill or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amount payable hereunder for nine months following such termination and repayment.

     2.15 Taxes. (a) Except as provided below in this Section 2.15, all payments made by Borrower under this Agreement and any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Foothill hereunder or under any other Loan Documents, the amounts so payable to Foothill shall be increased to the extent necessary to yield to Foothill (after payment of all Non- Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any other Loan Documents, provided, however, that Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to Foothill if Foothill fails or is unable to comply with the requirements of paragraph (b) of this Section 2.15. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Foothill a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Foothill the required receipts or other required documentary evidence, Borrower shall indemnify Foothill for any incremental taxes, interest or penalties that may become payable by Foothill as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

     (b) Any Participant or assignee of Foothill that is not incorporated under the laws of the United States of America or a state thereof (any such Person, a "Foreign Lender") shall:

               (i) (x) on or before the date of any payment by Borrower under this Agreement to such Foreign Lender, deliver to Borrower and Foothill (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (y) deliver to Borrower and Foothill two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and

               (z) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower or Foothill;

          or

               (ii) in the case of any such Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC and that does not comply with subparagraph (i) of this paragraph (b),

                    (x) represent to Borrower (for the benefit of Borrower and Foothill) that it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC,

                    (y) deliver to Borrower on or before the date of any payment by Borrower, with a copy to Foothill: (1) a certificate stating that such Foreign Lender (A) is not a "bank" under Section 881(c)(3)(A) of the IRC, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law, or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements,
               (B) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the IRC, and (C) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the IRC (any such certificate a "U.S. Tax Compliance Certificate"); and (2) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Foreign Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the IRC with respect to payments to be made under this Agreement (and to deliver to Borrower and Foothill two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Borrower or Foothill for filing and completing such forms), and

                    (z) agree,  to the extent  legally  entitled  to do so, upon reasonable request by Borrower, to provide to Borrower (for the benefit of Borrower and Foothill) such other forms as may be reasonably required in order to establish the legal entitlement of such Foreign Lender to an exemption from withholding with respect to payments under this Agreement;

     (c) Foothill and each Foreign Lender shall, upon the reasonable request by Borrower, deliver to Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by Borrower under this Agreement may be made free and clear of, and without deduction or withholding for or on Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that Foothill or such Foreign Lender, as the case may be, is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of Foothill or such Foreign Lender, as the case may be, unless in any such case any change in treaty, law, or regulation has occurred after the date such Person becomes a Foreign Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form or certificate with respect to it and such Foreign Lender so advises Borrower and Foothill. Each Person that shall become an assignee or a Participant shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications, and statements required pursuant to this Section 2.15; provided, however, that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were an assignee except that such Participant shall furnish all such required forms, certifications, and statements to Foothill.

     2.16 Indemnity. Borrower agrees to indemnify Foothill and to hold Foothill harmless from any loss or expense which Foothill may sustain or incur as a consequence of (a) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b)default by Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to Foothill under this Section 2.16 shall be made as though Foothill had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Foothill may fund each of the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

     3. CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Advance or Letter of Credit. The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Foothill and its counsel (or the waiver or postponement, by Foothill, in Foothill's sole discretion), of each of the following conditions on or before the Closing Date:

     (a) the Closing Date shall occur on or before July 31, 1998;

     (b) Foothill shall have received searches reflecting the filing of its financing statements;

     (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

          i. the Lockbox Agreements;

          ii. the Disbursement Letter;

          iii. the Pay-Off/Paydown Letters, together with UCC termination statements and other documentation evidencing the termination by Existing Lenders of their Liens in and to the properties and assets of Borrower to the extent of the obligations so repaid;

          iv. the Mortgage;

          v. the Suretyship Agreement;

          vi. the VCOC Letter;

          vii. the Stock Pledge Agreement;

          viii. the Deposit Account Security Agreement;

          ix. the Intercreditor Agreement; and

          x. the Trademark Security Agreement;

     (d) Foothill shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

     (e) Foothill shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Obligor;

     (f) Foothill shall have received a certificate of status with respect to each Obligor, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

     (g) Foothill shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

     (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel;

     (i) Except to the extent that same are in the possession of the Collateral Agent, Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

     (j) Foothill shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill reasonably may require;

     (k) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill and Foothill's counsel;

     (l) Foothill shall have received updated appraisals of the Inventory (including any required in-person inspections) and title reports or title commitments with respect to the Real Property Collateral;

     (m) the Plan of Reorganization shall have been confirmed by a final order of the Bankruptcy Court, and shall be substantially consummated on the Closing Date;

     (n) Foothill shall have received satisfactory evidence, in the form of a certificate of the principal financial officer of Borrower, that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (o) on the Closing Date, after giving effect to any Advances and/or Supplemental Advances made on such date and any Letters of Credit issued or assumed on such date, Borrower shall have remaining Combined Availability of not less than $5,000,000;

     (p) no DIP Event of Default shall have occurred and be continuing;

     (q) Foothill shall have full cooperation from the Borrower and access to the Borrower's facilities and records in the event Foothill elects to conduct an updated audit of Borrower to ascertain the levels of Eligible Accounts and Eligible Inventory of Borrower and to establish the opening Borrowing Base and Supplemental Borrowing Base (as per this Agreement) hereunder, and Borrower will provide Foothill with written notice of the Closing Date not less than 20 Business Days before such Closing Date; and

     (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Foothill and its counsel.

     3.2 Conditions Precedent to all Advances, all Supplemental Advances and all Letters of Credit. The following shall be conditions precedent to all Advances, all Supplemental Advances, and all Letters of Credit hereunder:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

     3.3 Conditions Subsequent. As condition subsequent to the initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel.

     (b) in the event that Foothill, in its sole discretion, elects to make an initial Advance or issue an initial Letter of Credit pursuant to this Agreement without the satisfaction of each of the conditions set forth in Section 3.1, Borrower agrees that such unsatisfied conditions are conditions subsequent and shall give rise to an Event of Default if not satisfied within 30 days after the Closing Date.

     3.4 Term; Automatic Renewal. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any one (1) year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

     3.6 Early Termination by Borrower. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) 4.00% of the Maximum Amount if such termination occurs on or before the first anniversary of the Closing Date, (b) 3.00% of the Maximum Amount if such termination occurs after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, and (c) 2.00% of the Maximum Amount if such termination occurs after the second anniversary of the Closing Date and other than on the Renewal Date or any subsequent anniversary of the Renewal Date in accordance with
Section 3.4.

     3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

     4. CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, except for Permitted Dispositions, and except for the Permitted Combination, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

     4.2 Negotiable Collateral. In the event that any Accounts are converted into or become evidenced by Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

     4.3 Collection of Proceeds of Inventory, Accounts, and Certain Negotiable Collateral. At any time following the occurrence and during the continuance of an Event of Default or if Foothill deems itself insecure, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Inventory, Accounts, and/or Negotiable Collateral consisting of proceeds of Inventory or Accounts have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the proceeds of Inventory, Accounts, and Negotiable Collateral consisting of proceeds of Inventory or Accounts directly and charge the collection costs and expenses to the Loan Account.

Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives with respect to any Inventory, Accounts, proceeds of Inventory or Accounts, or Negotiable Collateral consisting of proceeds of Inventory or Accounts and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

     4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, at any time while this Agreement remains in effect or at any time while any Obligations remain outstanding, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance to the extent they pertain to Foothill Primary Collateral and make all determinations and decisions with respect to such policies of insurance to the extent they relate to Foothill Primary Collateral, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid
and  performed  and  Foothill's   obligation  to  extend  credit   hereunder  is
terminated.

     4.6 Right to Inspect. At any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. At any other time, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter at reasonable times and in a reasonable manner (including periodic audits, as customarily conducted by Foothill of its customers, which are stipulated to be reasonable), to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5. REPRESENTATIONS AND WARRANTIES.

     In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Supplemental Advance or issuance of each Letter of Credit made or issued thereafter, as though made on and as of the date of such Advance or Supplemental Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens. Foothill's Liens in the Collateral have priority over all other Liens in the Collateral except for Permitted Priority Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

     5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects (except for Inventory readily salable in the ordinary course of business as "irregulars").

     5.4 Equipment. All of the Equipment is used or held for use in Borrower's business or the businesses of its Subsidiaries and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

     5.6  Inventory  Records.   Borrower  keeps  correct  and  accurate  records
itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

     5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. Oneita's FEIN is 57-0351045. Kinston's FEIN is 58-1514502.

     5.8 Due Organization and Qualification; Subsidiaries.

     (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

     (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (c) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     (d) Oneita Freeport Holdings Corp., organized under the laws of the British Virgin Islands, is a holding company for a foreign Subsidiary of Oneita, and has no material operating assets of its own. Oneita International Corp., organized under the laws of the British Virgin Islands, is a holding company for a foreign Subsidiary of Oneita, and has no material operating assets of its own. Oneita Export Corp., a South Carolina corporation, has no material assets.

     5.9 Due Authorization; No Conflict.

     (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

     (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower, except to the extent such approval or consent has been obtained.

     (c) Other than the filing of appropriate financing statements, fixture filings, and the Mortgage, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person, except for any necessary filings or reports required to be made to or with the Securities Exchange Commission.

     (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) Except with respect to the perfection and priority of Liens on Inventory or Equipment located outside the United States, as to which this paragraph is not applicable, the Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

     5.12 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

     5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. Except as specifically disclosed on Schedule 5.14, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. Except as specifically disclosed on Schedule 5.14, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as specifically disclosed on Schedule 5.14, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment. None of the matters disclosed on Schedule 5.14 reasonably could be expected to result in a Material Adverse Change.

     5.15 Brokerage Fees. Except for fees paid or payable to Borrower's financial advisors, the payment of which is Borrower's sole responsibility, no brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

     6. AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

     6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 Collateral Reporting. Provide Foothill with the following documents or information at the following times in form satisfactory to Foothill: (a) on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, and (iii) a report showing the post-Petition Date loans and advances outstanding from Borrower to its Jamaican and Mexican Subsidiaries, and any changes in the balances thereof from the last such report, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, (d) on a weekly basis, (i) Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, and (ii) an in-transit Inventory report specifying types and amounts of Inventory in transit between locations of Borrower (domestic and foreign), (e) on each Business Day, notice of all returns, disputes, or claims,
(f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrower's customers, (h) on a monthly basis, a calculation of the Dilution for the prior month, (i) as requested by

Foothill from time to time, access to Borrower's electronic data, and (j) such other reports as to the Collateral or the financial condition of Borrower as Foothill reasonably may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and payments thereon shall be directed to be made to the Lockboxes.

     6.3 Financial Statements, Reports, Certificates. Deliver to Foothill: (a) as soon as available, but in any event within 60 days after the end of each fiscal quarter during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 105 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, certified to have been prepared in accordance with GAAP. Such financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

     Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

     Within 45 days after the end of each calendar month, Borrower shall deliver to Foothill consolidated monthly financial statements of Borrower and its consolidated Subsidiaries in the same form as a distributed internally to the members of senior management of Borrower, which statements shall be prepared in accordance with GAAP as applicable to interim statements, provided that such statements need not contain footnotes and may be subject to quarterly and annual adjustments.

     Each month, within 45 days after the end of the calendar month to which such certificate relates (except that to the extent any such certificate relates to quarterly financial statements, such certificate shall be delivered within 60 days after the end of such month that is the last month of the fiscal quarter, rather than 45 days), Borrower shall deliver to Foothill a certificate signed by its principal financial officer, acting in his or her capacity as an officer of Borrower, to the effect that: (i) any and all financial statements delivered or caused to be delivered to Foothill hereunder, as applicable, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments (and, in the case of monthly statements, quarter-end adjustments)) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month ending date that also is the date on which a covenant in Section 7.20 or
Section 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable covenants contained in Section 7.20 or Section 7.21, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses
(i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

     Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions, except those matters that are subject to the attorney-client privilege or the attorney work product privilege.

     6.4 Tax Returns. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

     6.5 [Intentionally omitted].

     6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

     6.7 Title to Equipment. Subject to any prior rights of the Collateral Agent, upon Foothill's request, Borrower immediately shall deliver to Foothill, to the extent such items are in the possession or control of Borrower, or otherwise reasonably available to Borrower, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

     6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

     6.10 Insurance.

     (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgage), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill reasonably may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $5,000,000; and (iii) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

     (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the States of Alabama and South Carolina. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as a loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgage upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

     (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill, at Foothill's option, shall have the exclusive right to adjust all losses payable under any such insurance policies with respect to the Foothill Primary Collateral without any liability to Borrower whatsoever in respect of such adjustments, absent gross negligence or wilful misconduct on the part of Foothill. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, to the extent it pertains to the Foothill Primary Collateral, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, but consistent with the terms of the Mortgage and the Intercreditor Agreement, to the extent applicable, or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums pertaining to insurance that relates to the Foothill Primary Collateral to the payment of the Obligations in such order or form as Foothill shall determine.

     (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.10, unless Foothill is included thereon as a named insured with the loss payable to Foothill, as its interests may appear, under a standard 438BFU
(NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

     6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12 and not further remove same from the United States except for (a) ordinary course relocation of Equipment between locations in the United States, Mexico, and Jamaica, to meet production requirements, and (b) ordinary course movement of Work-In-Process from locations in the United States to locations in Mexico and/or Jamaica for assembly, so long as the resulting Finished Goods promptly are returned to the United States; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 10 days prior to the date on which Inventory or Equipment is moved to such new location, and so long as such new location is within the United States (unless Foothill consents to removal to additional locations outside the United States), and so long as, at the time of such written notification (except with respect to Equipment and/or Inventory that is to be moved outside the United States with Foothill's consent or pursuant to the provisions above that apply to certain movements of Equipment and/or Inventory to Mexico or Jamaica), Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also, within such 10 day period, provides to Foothill a Collateral Access Agreement if requested by Foothill.

     6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.14 Employee Benefits.

     (a) Cause to be delivered to Foothill, each of the following: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the principal financial officer of Borrower describing such ERISA

Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

     6.16 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred by Borrower in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

     6.17 Chief Executive Officer. At all times cause Michael Billingsley or another Person acceptable to Foothill in Foothill's reasonable discretion to be the Chief Executive Officer of Borrower.

     7. NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

     7.1 Indebtedness.  Create, incur, assume, permit,  guarantee,  or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

     (b) Indebtedness set forth in Schedule 7.1;

     (c) Indebtedness secured by Permitted Liens; and

     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness). Nothing in this section shall impair the right of Borrower to lease or sublease, as lessor or sublessor, any Real Property of Borrower in the ordinary course of Borrower's business and consistent with past practice, so long as any lease or sublease of Real Property Collateral is junior to the Lien of Foothill.

     7.3 Restrictions on Fundamental Changes. Except for Permitted Dispositions, and except for the Permitted Combination, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets. Nothing in this section shall impair the right of Borrower to lease or sublease, as lessor or sublessor, any Real Property of Borrower in the ordinary course of Borrower's business and consistent with past practice, so long as any lease or sublease of Real Property Collateral is junior to the Lien of Foothill.

     7.4 Disposal of Assets. Except for Permitted Dispositions, and except for the Permitted Combination, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted and the sale of obsolete equipment in the ordinary course of business not to exceed $1,000,000 per annum. Nothing in this section shall impair the right of Borrower to lease or sublease, as lessor or sublessor, any Real Property of Borrower in the ordinary course of Borrower's business and consistent with past practice, so long as any lease or sublease of Real Property Collateral is junior to the Lien of Foothill.

     7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

     7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

     7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

     7.8 Prepayments and Amendments.

     (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay (except that, if no Event of Default has occurred and is continuing, Borrower may make mandatory prepayments of principal to the holders of the notes issued pursuant to the Note Purchase Agreement, or to their agent, as required by the terms of the Note Purchase Agreement as in effect on the Closing Date), redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

     7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person. The foregoing notwithstanding, Borrower may make intercompany loans to its Jamaican and Mexican Subsidiaries to the extent, and only to the extent, that such loans (y) are provided for in written projections provided to and approved by Foothill in advance of the making thereof, and (z) are necessary to cover reasonable operating expenses of such Subsidiaries. The foregoing notwithstanding, Borrower may make intercompany loans to its Jamaican and Mexican Subsidiaries to the extent, and only to the extent, that such loans (y) do not exceed $3,000,000 in the aggregate during any fiscal quarter of Borrower, and (z) are necessary to cover reasonable operating expenses of such Subsidiaries. In addition, this section shall not prohibit Borrower from investing up to $200,000 to acquire minority interests in Strathleven. In addition, this section shall not prohibit Permitted Investments. In addition, this section shall not prohibit loans to employees of Borrower not exceeding $250,000 principal in the aggregate at any one time outstanding.

     7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 Suspension. Except in connection with the Permitted Combination, suspend or go out of a substantial portion of its business.

     7.16 [Intentionally omitted].

     7.17 Use of Proceeds. Use the proceeds of the Advances and Supplemental Advances made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent. Foothill consents to any bailment, warehousing or similar arrangements specifically disclosed on Schedule 6.12.

     7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

     (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

     (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

     (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

     7.20 Financial Covenant. Fail to maintain net worth (in each case of Oneita and its consolidated Subsidiaries, on a consolidated basis, in accordance with
GAAP) in compliance with the following requirements: (a) as of each Net Worth Testing Date, net worth of at least the Required Net Worth Amount with respect to such date; and (b) if the Net Worth Testing Date occurs more than 12 months after the Effective Date, net worth of not less than the net worth 12 months prior to the Net Worth Testing Date minus $4,500,000.

     7.21 Capital Expenditures. Make capital expenditures in any of Borrower's fiscal years 1998, 1999, 2000, or 2001 in excess of: (a) $3,200,000 with respect to 1998; (b) $3,200,000 with respect to 1999; (c) $4,800,000 with respect to
2000; and (d) $4,800,000 with respect to 2001.

     8. EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to Borrower's Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of incurring such Overadvance, Borrower repays, or otherwise eliminates, such Overadvance;

     8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 Business Days; (c) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.17 (Chief Executive Officer) and such failure or neglect continues for a period of 30 days; or (d) If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this
Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not required during such period to make Advances or Supplemental Advances to Borrower or issue Letters of Credit for the account of Borrower;

     8.3 If there is a Material Adverse Change;

     8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person in connection with a claim of such person of $100,000 or more;

     8.5 If an Insolvency Proceeding is commenced by Borrower;

     8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

     8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 If notices of Lien (other than notices with respect to any Permitted Lien of the Collateral Agent), levy, or assessment are filed of record with respect to any of Borrower's properties or assets which have not been cured within ten days after the Lien has been filed which (a) represent claims in an aggregate amount of in excess of $100,000 and which have priority over the security interests of Foothill in the Collateral, or (b) represent claims in an aggregate amount of in excess of $250,000 and which are junior to the security interests of Foothill in the Collateral (provided that Foothill may maintain reserves with respect to any such Liens that affect Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this
Section 8.8);

     8.9 If a judgment or other claim in excess of $100,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and such judgment is not removed or released within 30 days of the entry of such judgment (provided that Foothill may maintain reserves with respect to any such Liens that affect Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this Section 8.9);

     8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons involving claims, Indebtedness, or other obligations in excess of $1,000,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

     8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

     8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower.

     9. FOOTHILL'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

     (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

     (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

     (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

     (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill (including any cash collateral provided to secure Obligations with respect to Letters of Credit or indemnities), and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, if and to the extent such usage is deemed necessary or advisable by Foothill to effect a commercially reasonable disposition of the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

     (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

     (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

     (1) Foothill shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

     (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

     (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (l) Foothill may credit bid and purchase at any public sale; and

     (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess promptly will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

     9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in the good faith exercise of its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

     11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

               If to Borrower:     ONEITA INDUSTRIES,  INC.
                                   4130 Faber Place Drive, Suite  200
                                   Charleston,   South  Carolina  29405
                                   Attn:  Mr.  Michael Billingsley
                                   Fax No. 803.264.4262

               with copies to:     MOSES & SINGER LLP
                                   1301 Avenue of the Americas
                                   New York, New York  10019-6076
                                   Attn:  Alan E. Gamza
                                   Fax No. 212.554.7700

               If to Foothill:     FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California  90025-3333
                                   Attn:  Mngr. Bus. Fin. Div.
                                   Fax No. 310.478.9788

               with copies to:     BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street, Suite 2100
                                   Los Angeles, California 90071
                                   Attn:  Jeffrey S. Turner, Esq.
                                   Fax No. 213.239.1324

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER

OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER
JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

         15.      GENERAL PROVISIONS.

                  15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

                  15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights hereunder, and may delegate its duties hereunder, and no consent or approval by Borrower is required in connection with any such assignment and delegation to an Eligible Transferee. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder without the requirement of consent of Borrower. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns or delegates its rights and obligations hereunder to a third Person that is an Eligible Transferee, Foothill thereafter shall be released from such assigned or delegated obligations to Borrower and, to such extent, such assignment shall effect a novation between Borrower, Foothill, and such third Person.

                  15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

                  15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.8  Revival  and   Reinstatement  of  Obligations.   If  the
incurrence  or payment of the  Obligations  by Borrower or any  guarantor of the

Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                            ONEITA INDUSTRIES, INC.,
                                            a Delaware corporation


                                            By__________________________________

                                            Title:______________________________


                                            ONEITA-KINSTON CORP.,
                                            a North Carolina corporation


                                            By__________________________________

                                            Title:______________________________


                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


                                            By__________________________________

                                            Title:______________________________